UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2022
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On December 14, 2022, Bradley Margus notified Arvinas, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”) and the Audit Committee of the Board, effective December 15, 2022. Mr. Margus’ decision to resign from the Board was not due to a disagreement on any matter related to the Company’s operations, policies or practices.
(c)
On December 15, 2022, the Board appointed David Loomis, Vice President and Chief Accounting Officer of the Company, age 49, as principal accounting officer of the Company in lieu of Sean Cassidy, Chief Financial Officer and Treasurer of the Company. Mr. Cassidy will continue to serve as the Company’s principal financial officer.
Mr. Loomis joined the Company on November 7, 2022. In connection with his joining the Company, the Company entered into an offer letter with Mr. Loomis, which provides for Mr. Loomis’ at-will employment for an indefinite term (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Loomis will receive a base salary of $375,000 a year and will have an individual bonus target of 35% of his base salary. He also received a one-time sign-on bonus in the amount of $175,000, less applicable taxes and withholdings subject to his execution of a repayment agreement. Pursuant to his Offer Letter, on December 2, 2022, Mr. Loomis was issued options to purchase 27,500 shares of Company common stock at an exercise price of $41.39, which was the closing price of the Company's common stock on the date of grant. In addition, pursuant to his Offer Letter and as approved by the Compensation Committee of the Board, on December 13, 2022, Mr. Loomis was granted 2,750 restricted stock units ("RSUs"). Twenty five percent of the shares underlying option grant shall vest on the twelve (12) month anniversary of Mr. Loomis’ date with the Company, and the remaining 75% shall vest in 36 equal monthly installments thereafter, provided that Mr. Loomis remains employed with the Company on each subsequent vesting date. The RSUs shall vest 25% per year on each anniversary of Mr. Loomis’ start date, provided Mr. Loomis remains employed with the Company on each applicable vesting date. Each RSU that vests will represent the right to receive one share of the Company’s common stock.
Mr. Loomis joins the Company with close to 30 years’ finance experience in a broad array of practice and industry, including Big 4 public accounting, financial services, consulting and manufacturing, with the last 15 years spent in the biotech industry. Prior to joining Arvinas, Mr. Loomis served as the Vice President and Corporate Controller of Biohaven Pharmaceuticals, Inc. (“Biohaven”) where he was responsible for corporate tax, accounting, reporting, treasury, budgeting and forecasting, among other responsibilities. As one of Biohaven’s earliest employees, Mr. Loomis supported Biohaven’s initial public offering, follow-on offerings, intellectual property transactions, establishment of commercial processes and acquisitions, culminating with the sale of Biohaven’s calcitonin gene-related peptide portfolio to Pfizer Inc. Mr. Loomis received his bachelor’s degree and MBA from Quinnipiac University.
There are no arrangements or understandings between Mr. Loomis and any other person regarding his appointment as principal accounting officer and Mr. Loomis does not have a direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Loomis and any director, executive officer, or person nominated or chosen by the Company to become principal accounting officer.
(d)
On and effective December 15, 2022, upon recommendation from the Nominating and Corporate Governance Committee of the Board, the Board elected Everett Cunningham, age 55, as a director of the Company, effective immediately upon the resignation of Mr. Margus. Mr. Cunningham was appointed as a Class III director and will serve in accordance with the Amended and Restated Bylaws of the Company until the Company’s 2024 annual meeting of stockholders and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Cunningham was also appointed to serve on the Audit Committee of the Board. Following Mr. Cunningham’s appointment, the Audit Committee is now comprised of Linda Bain (Chair), Leslie Norwalk Esq. and Mr. Cunningham. There are no arrangements or understandings between Mr. Cunningham and any other person regarding his election to the Board and Mr. Cunningham does not have a direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.

In accordance with the Company’s non-employee director compensation program (the “Program”), applicable to all non-employee directors of the Company, Mr. Cunningham will receive (i) annual cash compensation of $40,000 for his service as a director, (ii) additional annual cash compensation of $10,000 as a member of the Audit Committee and (iii) reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof. In addition, in accordance with the Program, Mr. Cunningham was granted a stock option with an aggregate grant date fair value of $750,000, as calculated by the Company in accordance with ASC Topic 718, to purchase shares of the Company’s common stock at a per share exercise price of $37.15, which was the closing price of the Company’s common stock on December 15, 2022, the date of grant. The shares underlying the option will vest monthly in equal amounts over a three-year period following the date of grant, subject to continued service with the Company.
In connection with his election, the Company and Mr. Cunningham will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-227112) filed with the Securities and Exchange Commission on September 14, 2018. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Cunningham for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as a director of the Company.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Registrant on December 16, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: December 16, 2022	By:	/s/ Sean Cassidy
Sean Cassidy Chief Financial Officer